Post-Effective Amendment No. 25 to
                                                       SEC File No.  70-7727


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM U-1

                                   APPLICATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                                GPU, Inc. ("GPU")
                               300 Madison Avenue
                          Morristown, New Jersey 07960

                  GPU INTERNATIONAL, INC. ("GPU International")
                           Elmwood Energy Corporation
                              Geddes II Corporation
                         Geddes Cogeneration Corporation
                                EI Selkirk, Inc.
                            EI Canada Holding Limited
                           EI Services Canada Limited
                                NCP Energy, Inc.
                               NCP Lake Power Inc.
                                  NCP Gem, Inc.
                                 NCP Pasco, Inc.
                              NCP Dade Power, Inc.
                             NCP Houston Power, Inc.
                                 NCP Perry Inc.
                                NCP New York Inc.
                      GPU Generation Services - Pasco, Inc.
                      GPU Generation Services - Lake, Inc.
                            GPUI Lake Holdings, Inc.
                              EI Fuels Corporation
                            NCP Commerce Power, Inc.
                              Umatilla Groves, Inc.
                          Armstrong Energy Corporation
                                 GPU Power, Inc.
                            Guaracachi America, Inc.
                              EI Barranquilla, Inc.
                        Barranquilla Lease Holdings, Inc.
                                EI International
                        Los Amigos Leasing Company, Ltd.
                              GPUI Colombia, Ltda.
                       International Power Advisors, Inc.
                           Hanover Energy Corporation
                         Austin Cogeneration Corporation
                           GPU Power Philippines, INc.

                          GPU International Asia, Inc.
                             GPU Power Ireland, Inc.
                         EI Brooklyn Investments Limited
                          GPU Mississippi Energy, Inc.
                               One Upper Pond Road
                          Parsippany, New Jersey 07054

             (Name of companies filing this statement and addresses
                         of principal executive offices)

                                    GPU, INC.

                     (Name of top registered holding company
                            parent of the applicants)

T. G. Howson,                                Douglas E.  Davidson, Esq.
Vice President and Treasurer                 Thelen Reid & Priest LLP
M. J. Connolly,                              40 West 57th Street
Vice President - Legal                       New York, New York 10019
S. L. Guibord, Secretary
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey 07960

                        W. Edwin Ogden, Esq.
                        Ryan, Russell, Ogden & Seltzer LLP
                        1100 Berkshire Boulevard
                        P.O. Box 6219
                        Reading, Pennsylvania  19601-0219

                        (Names and addresses of agents for service)

       GPU, GPU International, Elmwood Energy Corporation, Geddes II Corporation, Geddes Cogeneration Corporation, EI Selkirk, Inc., EI Canada Holding Limited, EI Services Canada Limited, NCP Energy, Inc., NCP Lake Power Inc., NCP Gem, Inc., NCP Pasco, Inc., NCP Dade Power, Inc., NCP Houston Power, Inc., NCP Perry Inc., NCP New York Inc., GPU Generation Services - Pasco, Inc., GPU Generation Services - Lake, Inc., GPUI Lake Holdings, Inc., EI Fuels Corporation, NCP Commerce Power, Inc., Umatilla Groves, Inc., Armstrong Energy Corporation, GPU Power, Inc., Guaracachi America, Inc., EI Barranquilla, Inc., Barranquilla Lease Holdings, Inc., EI International, Los Amigos Leasing Company, Ltd., GPUI Colombia, Ltda., International Power Advisors, Inc., Hanover Energy Corporation, Austin Cogeneration Corporation, GPU Power Philippines, Inc. GPU International Asia, Inc., GPU Power Ireland, Inc., EI Brooklyn Investments Limited and GPU Mississippi Energy, Inc. hereby post-effectively amend the application on Form U-1, docketed in SEC File No. 70-7727, as heretofore amended, so that the requested authorization period extends only through March 31, 2003, rather than June 30, 2004, as previously requested.




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


                                    SIGNATURE


      PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES HAVE DULY CAUSED THIS STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    GPU, INC.



                                    By:   /s/ T. G. Howson
                                       ---------------------------
                                           T. G. Howson,
                                           Vice President and Treasurer



                                    GPU INTERNATIONAL, INC.
                                    Elmwood Energy Corporation
                                    Geddes II Corporation
                                    Geddes Cogeneration Corporation
                                    EI Selkirk, Inc.
                                    EI Canada Holding Limited
                                    EI Services Canada Limited
                                    NCP Energy, Inc.
                                    NCP Lake Power Inc.
                                    NCP Gem, Inc.
                                    NCP Pasco, Inc.
                                    NCP Dade Power, Inc.
                                    NCP Houston Power, Inc.
                                    NCP Perry Inc.
                                    NCP New York Inc.
                                    GPU Generation Services - Pasco, Inc.
                                    GPU Generation Services - Lake, Inc.
                                    GPUI Lake Holdings, Inc.
                                    EI Fuels Corporation
                                    NCP Commerce Power, Inc.
                                    Umatilla Groves, Inc.
                                    Armstrong Energy Corporation
                                    GPU Power, Inc.
                                    Guaracachi America, Inc.
                                    EI Barranquilla, Inc.
                                    Barranquilla Lease Holdings, Inc.
                                    EI International
                                    Los Amigos Leasing Company, Ltd.
                                    International Power Advisors, Inc.
                                    Hanover Energy Corporation



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



                                    Austin Cogeneration Corporation
                                    GPU Power Philippines
                                    GPU International Asia, Inc.
                                    GPU Power Ireland, Inc.
                                    EI Brooklyn Investments Limited
                                    GPU Mississippi Energy, Inc.



                                    By:   /s/ R. P. Lantzy
                                       ---------------------------------
                                           R. P. Lantzy
                                    President



                                    GPUI Colombia, Ltda.



                                    By:   /s/ L. G. Martinez
                                       ---------------------------------------
                                           L. G. Martinez
                                     Officer



Date: December 19, 2000





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